UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 26 and September 27, 2007, CKX, Inc. (“CKX”) entered into a series of transactions which resulted in the following, each as more fully described below:
•	CKX, together with the other members of FX Luxury Realty, LLC (“FXLR”), contributed 100% of their common membership interests in FXLR to FX Real Estate and Entertainment, Inc. (“FXRE”), in exchange for shares of common stock of FXRE;

•	CKX agreed to loan up to $7.0 million to FXRE;

•	CKX acquired an additional 0.742% of the outstanding common stock of FXRE in exchange for $1.5 million;

•	CKX entered into an amendment to the Agreement and Plan of Merger, dated June 1, 2007 and amended August 1, 2007, among CKX, 19X, Inc. and 19X Acquisition Corp.;

•	CKX declared and transferred into trust for the benefit of its stockholders a dividend consisting of 23.5% of the outstanding stock of FXRE, which will be distributed to stockholders together with the shares that are subject of the CKX dividend declared in June 2007; and

•	CKX amended its existing revolving credit facility to allow for the exchange of its membership interests in FXLR for shares of common stock of FXRE, the loan to FXRE, the acquisition of common stock of FXRE and the distribution of the FXRE shares.
Section 351 Reorganization for FXRE
On September 26, 2007, CKX, the CKX FXLR Stockholder Distribution Trust I and Flag Luxury Properties, LLC (“Flag”), entered into a Contribution and Exchange Agreement pursuant to which each member of FXLR contributed its membership interests in FXLR to FXRE in exchange for shares of common stock of FXRE. As a result of the reorganization, all of the shares of common stock of FXRE that are the subject of the dividend declared by CKX in June 2007 are now held by the CKX distribution trusts and FXRE owns 100% of the membership interests of FXLR. Immediately after the reorganization, FXRE was owned 25% by CKX, 25% by the CKX distribution trusts and 50% by Flag.
FXRE Loan and Stock Purchase
On September 26, 2007, CKX entered into a Line of Credit Agreement with FXRE pursuant to which CKX agreed to loan up to $7.0 million to FXRE, approximately $6.0 million of which was drawn down on September 26, 2007 and is evidenced by a promissory note dated September 26, 2007. The proceeds of the loan were used by FXRE, together with proceeds from additional borrowings, to exercise its option to acquire an additional 573,775 shares of Riviera Holdings Corporation’s common stock [AMEX: RIV] at a price of $23 per share. The loan bears interest at LIBOR plus 600bps and is payable upon the earlier of (i) two years and (ii) the consummation by FXRE of an equity raise at or above $90.0 million. The loan is secured by a pledge of $5.0 million of FXRE common stock held by Flag.
Simultaneous with making the loan, CKX acquired an additional 0.742% of the outstanding capital stock of FXRE for a price of $1.5 million, the pricing for which was based on the same valuation used at the time of CKX’s initial investment in FXLR in June 2007. The proceeds of this investment, together with an additional $0.5 million that was invested by Flag, will be used by FXRE for working capital and general corporate purposes.

The transaction between CKX and FXRE was deemed an affiliate transaction by CKX’s Board of Directors. The Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors formed for the purpose of evaluating affiliated transactions (the “Special Committee”), unanimously approved the loan to FXRE and the purchase of the additional shares of FXRE common stock.
Amendment to Merger Agreement
On September 27, 2007, CKX entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated June 1, 2007 and amended August 1, 2007 (as amended, the “Merger Agreement”), between CKX, 19X, Inc., a Delaware corporation owned and controlled by Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX, and Simon R. Fuller, a director of CKX and the Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of CKX (“19X”), and 19X Acquisition Corp., a Delaware corporation and subsidiary of 19X. The Amendment was approved by unanimous consent of CKX’s Board of Directors (with Messrs. Sillerman and Fuller and Ms. Presley abstaining), acting upon the unanimous recommendation of the Special Committee.
Under the terms of the Amendment:
CKX agreed to distribute to its stockholders the 25.5% of the outstanding common stock of FXRE that it owned (consisting of the shares acquired through the FXRE reorganization described above and the subsequent stock purchase described above) through a registered distribution. The distribution to stockholders will be in addition to and will take place simultaneously with the delivery of the shares that were the subject of the dividend declared in June 2007 so that each CKX stockholder will now receive two (2) shares of FXRE common stock for every ten (10) shares of CKX stock owned on the record date for the distribution. The dividend, which is more fully described below under “Declaration of Dividend and Transfer of FXRE Shares into Trust,” was agreed to and its consummation was a condition to the adjustment of the merger purchase price described below.
The cash purchase price per share ($13.75) to be paid by 19X to CKX stockholders at the closing of the merger (the “Merger”) will be adjusted by the amount obtained by multiplying (x) 0.075, by (y) the average trading price of FXRE’s common stock during a twenty day trading period to be selected by the Special Committee of the CKX Board of Directors (the “Measurement Period”), provided however that in no event will the cash purchase price for the Merger be adjusted by an amount greater than $2.00. The Amendment provides that the adjustment to the cash purchase price per share will only take place if FXRE’s common stock is listed and trading during the Measurement Period on a national securities exchange and further provides that the Measurement Period cannot include the first twenty days of trading of FXRE’s common stock on a national securities exchange and must end at least thirty days prior to the closing of the Merger. FXRE has applied to have its shares of common stock listed on The NASDAQ Global Market.
As previously disclosed, FXRE intends to initiate a rights offering that will provide CKX stockholders with the right to acquire one additional share of FXRE common stock for every two shares of FXRE common stock received in the stockholder distribution described above. Under the terms of the Amendment, in the event that FXRE completes a rights offering at a price of $10 per share or greater and for total proceeds of not less than $90.0 million (a “Qualifying Rights Offering”), the minimum adjustment of the cash purchase price for the Merger will be $0.75 per share regardless of the trading price of the FXRE common stock during the Measurement Period.
The deadline for delivery of financing commitment letters by 19X from equity investors and financial institutions for amounts sufficient to pay the total Merger consideration required under the Merger Agreement has been extended to October 30, 2007, and the “outside date” for completion of the Merger has been extended to June 1, 2008. The Merger Agreement provides that upon termination of the Merger due to a breach of any representation, warranty, covenant or agreement on the part of 19X which prevents the Merger from closing by the outside date or a failure by 19X to obtain the necessary financing by the outside date, subject to certain limitations, 19X must pay CKX a termination fee of $37 million, payable at the option of 19X in cash or CKX common stock valued at a price of $12.00 per share. Robert F.X. Sillerman has guaranteed payment of the termination fee described above, should such amount become payable by 19X. Failure to obtain committed financing does not excuse 19X from payment of the termination fee.
In recognition that the agreed upon purchase price for the Merger may now differ from the originally disclosed price as a result of the aforementioned changes, the Amendment includes a second 30-day “go shop” period, during which CKX, at the direction of the Special Committee, is permitted to solicit competing proposals, terminate the Merger Agreement and enter into an alternative agreement with respect to a “superior proposal” (defined as an offer that the Board of Directors, acting through the Special Committee, deems more favorable, from a financial point of view, to CKX’s stockholders than the transactions contemplated by the Merger Agreement) without the payment of any expenses or a termination fee to 19X. Houlihan, Lokey, Howard & Zukin, Inc. (“Houlihan Lokey”) will conduct the solicitation of competing proposals on behalf of CKX during such 30-day period, under the direction of the Special Committee. Following the “go shop” period, CKX will once again become subject to a “no shop” restriction on its ability to solicit third-party acquisition proposals or engage in discussions or negotiations with respect to such proposals (other than proposals from parties that submitted a written indication of interest during the “go shop” period that the Board of Directors, acting through the Special Committee, believes could result in a “superior proposal”).
In connection with the Amendment, the Management Cooperation Agreement entered into in connection with execution of the Merger Agreement was also amended. Under the terms of the Management Cooperation Agreement, as amended, Messrs. Sillerman and Fuller and certain other members of senior management of CKX have agreed to vote their shares of common stock of CKX (i) in favor of the Merger, and (ii) in favor of an alternative agreement entered into by CKX during the “go shop” period with respect to an offer that the Special Committee, after consultation with a qualified financial advisor, determines in good faith is valued at least $0.25 per share greater than the 19X offer.
CKX’s Board of Directors, acting upon the unanimous recommendation of the Special Committee, has (except for directors affiliated with 19X or 19X Acquisition Corp., who abstained) unanimously approved the Amendment and recommended that CKX’s stockholders adopt the Merger Agreement and approve the Merger. The Special Committee engaged Houlihan Lokey to serve as independent financial advisor to the Special Committee. On September 27, 2007 Houlihan Lokey delivered an opinion to the Special Committee and the Board of Directors that as of the date of the opinion, the revised Merger consideration to be received by holders of CKX’s common stock is fair from a financial point of view to such holders (other than holders of common stock that are affiliated with 19X).
The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Declaration of Dividend and Transfer of FXRE Shares into Trust

As a result of the reorganization and purchase of additional FXRE stock by CKX and Flag described under “Section 351 Reorganization for FXRE” and “FXRE Loan and Stock Purchase,” CKX owned directly 25.5% of the outstanding common stock of FXRE on September 26, 2007.
On September 27, 2007, pursuant to and in accordance with the Amendment to the Merger Agreement, CKX declared and transferred into trust for the benefit of its stockholders a dividend consisting of 23.5% of the shares of common stock of FXRE (the “Second Dividend Shares”). CKX did not declare a dividend or transfer into trust shares representing 2% of the outstanding shares of FXRE but intends to distribute such shares to its stockholders together with the distribution of the Second Dividend Shares and the shares that were placed into trust for CKX stockholders in June 2007.
As a result of the distribution of the Second Dividend Shares, the June dividend shares and the 2% of FXRE common stock currently owned by CKX, CKX stockholders will receive two (2) shares of FXRE common stock for every ten (10) shares of CKX common stock owned on the record date for the distribution, representing 50.25% of the outstanding common stock of FXRE. Though stockholders will not receive the shares in FXRE until the Payment Date (as defined below), CKX elected to immediately declare this dividend and transfer the shares (other than the 2% it retained) into a trust formed for the benefit of CKX stockholders, as more fully described below.
CKX has determined that the record date for the distribution will be the date that is ten (10) days following the date on which a registration statement with respect to the shares is declared effective by the Securities and Exchange Commission (the “SEC”), as further described below (the “Record Date”) and the payment date is expected to be ten (10) days following the Record Date (the “Payment Date”). FXRE has filed a registration statement with the SEC to register the June dividend shares. The registration statement will be amended to include and register the Second Dividend Shares and the 2% of shares retained by CKX.
Prior to declaring the dividend, CKX formed The CKX FXLR Stockholder Distribution Trust III (“Distribution Trust III”) to hold shares of FXRE common stock representing an aggregate 23.5% equity interest in FXRE for the benefit of CKX stockholders as of the Record Date pending distribution on the Payment Date. The terms of Distribution Trust III are nearly identical to the terms of the first two distribution trusts formed in June 2007. Upon declaration of the dividend, CKX irrevocably transferred and assigned the FXRE Shares to Distribution Trust III. Following this transfer, CKX no longer has any interest in or control over the shares transferred to the Distribution Trust III.
Amendment of $125 Million Revolving Credit Agreement
In connection with the transactions described above, CKX entered into a Third Amendment (the “Third Amendment”) to its Credit Agreement, dated May 24, 2006 and amended on February 20, 2007 and June 1, 2007 (the Credit Agreement”), among CKX, the lenders party thereto and Bear Stearns Corporate Lending Inc., as administrative agent. The Third Amendment amends the Credit Agreement to, among other things, allow for the distribution of the Second Dividend Shares and the shares of FXRE retained by CKX, the $7.0 million loan to FXRE and the purchase of the additional $1.5 million of FXRE common stock.
The Merger Agreement and the Management Cooperation Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any factual information about CKX. The representations, warranties and covenants contained in the Merger Agreement and the Management Cooperation Agreement were made only for purposes of such agreements and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and the Management Cooperation Agreement, respectively, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Management Cooperation Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third party beneficiaries under the Merger Agreement or the Management Cooperation Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of CKX, 19X or 19X Acquisition Corp. or any of their respective subsidiaries or affiliates or any other parties thereto. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement and the Management Cooperation Agreement, which subsequent information may or may not be fully reflected in CKX’s public disclosure.
Important Additional Information Regarding the Merger will be Filed with the SEC:
In connection with the Merger, CKX will file with the SEC a proxy statement and a Rule 13e-3 transaction statement on Schedule 13e-3. BEFORE MAKING A VOTING DECISION ABOUT THE PROPOSED TRANSACTION INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13e-3 AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement, the Schedule 13e-3 and other documents filed by CKX, Inc. (when available) at the SEC’s website at http://www.sec.gov. The proxy statement, the Schedule 13e-3 and such other documents may also be obtained for free by directing such request to CKX, Inc. Investor Relations, 650 Madison Avenue, New York, New York 10022 or on CKX’s website at http://www.ckx.com .
CKX and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Merger. Information regarding the interests of CKX’s participants in the solicitation will be included in the proxy statement relating to the Merger when it becomes available.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of June 1, 2007 and amended as of August 1, 2007, by and among 19X, Inc., 19 Acquisition Corp. and CKX, Inc.

2.2	Amendment No. 2 to Management Cooperation Agreement, dated as of June 1, 2007 as amended as of July 18, 2007, by and among CKX, Inc. and each of the stockholders set forth on Schedule I thereto.

2.3	Amendment No. 2 to Repurchase Agreement, dated as of June 1, 2007 as amended as of June 18, 2007, by and among FX Luxury Realty, LLC, FX Real Estate and Entertainment, Inc., CKX, Inc., Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino and Paul C. Kanavos.

99.1	Press Release dated September 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

BY:	/s/ Jason K. Horowitz

Name:	Jason K. Horowitz
Title:	Senior Vice President
DATE: September 28, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of June 1, 2007 and amended as of August 1, 2007, by and among 19X, Inc., 19 Acquisition Corp. and CKX, Inc.

2.2	Amendment No. 2 to Management Cooperation Agreement, dated as of June 1, 2007 as amended as of July 18, 2007, by and among CKX, Inc. and each of the stockholders set forth on Schedule I thereto.

2.3	Amendment No. 2 to Repurchase Agreement, dated as of June 1, 2007 as amended as of June 18, 2007, by and among FX Luxury Realty, LLC, FX Real Estate and Entertainment, Inc., CKX, Inc., Flag Luxury Properties, LLC, Robert F.X. Sillerman, Brett Torino and Paul C. Kanavos.

99.1	Press Release dated September 28, 2007